PROMISSORY NOTE AND SECURITY INTEREST


$20,000                                                   _________  ____,  2001
                                                            Salt Lake City, Utah


FOR VALUE RECEIVED, the undersigned, TOTAL DENTAL ADMINISTRATORS, INC., a Utah Corporation, ("TDA"), hereby unconditionally promises to pay to SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware corporation ("SafeGuard"), or its designee, successors and assigns, at its offices at 95 Enterprise, Aliso Viejo, California 92656, or at such other place as the holder of this promissory note (the "Note") may from time to time designate in writing, the principal amount of Twenty Thousand Dollars ($20,000), without interest.

1.     Payments.  All  sums  due  hereunder shall be paid in lawful money of the
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United  States,  without  any deduction whatsoever, including but not limited to any deduction for any set-off or counterclaim over a twelve (12) month period, in quarterly installments of Five Thousand Dollars ($5,000) (the "Payments") commencing ninety (90) days following the date of this Note and each ninetieth
(90th) day thereafter until paid in full (the "Due Dates"). All payments due hereunder shall be made to SafeGuard by check delivered to the address set forth below or such other address as SafeGuard may designate from time to time by written notice, or by wire transfer of immediately available funds to such bank account as SafeGuard may designate.

2.     Delinquent  Payment.  If  any  Payment  is  not paid within ten (10) days
       -------------------
after any Due Date, TDA shall pay to SafeGuard, in addition to the Payment and without any requirement of notice or demand by SafeGuard, a late payment charge equal to one percent (1%) per month of the amount of the Payment or the maximum amount permitted under applicable law from such Due Date until TDA pays the Payment. TDA expressly acknowledges and agrees that the foregoing late payment charge provision is reasonable under the circumstances existing on the date of this Note, that it would be extremely difficult and impractical to fix
SafeGuard's actual damages arising out of any late payment and that the foregoing late payment charge shall be presumed to be the actual amount of such damages incurred by SafeGuard. No provision in this Note (including without limitation the provisions for a late payment charge and for interest on any amounts remaining unpaid after any Due Date) shall be construed as in any way excusing TDA from its obligation to make any Payment under this Note promptly when due.

3.     Security  Interest.  As  security for the payment of principal under this
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Note,  TDA  hereby  grants to SafeGuard a security interest in and to all of the shares of stock of SafeGuard Health Plans, Inc., a Utah corporation, obtained by TDA from SafeGuard pursuant to that certain Stock Purchase Agreement between SafeGuard and TDA dated as of the date of this Note, and all of the assets purchased by TDA from SafeGuard pursuant to the Asset Purchase Agreement by and between TDA and SafeGuard Health Plans, Inc., an Arizona corporation, dated as of the date of this Note (collectively the "Collateral"). The security interest


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hereby  created  shall  attach  immediately  upon  execution  of  this  Note and concurrently herewith, TDA shall execute any financing statements requested by SafeGuard to perfect the security interest created hereby. In addition, TDA shall pay from its own funds, as they become due, all taxes and assessments levied or assessed against the Collateral, or any part of the Collateral, prior to the final termination of this Note. Upon any event of default hereunder, SafeGuard shall be entitled to all the rights and remedies of a secured creditor with respect to such Collateral.

4.     Presentment,  Notice  of Dishonor and Protest.  TDA consents to renewals,
       ---------------------------------------------
replacements and extensions of time for any payment hereof, before, at or after maturity and waives, to the fullest extent permitted by applicable law, diligence, grace, presentment, exhibition, protest, demand, dishonor, exemption rights, nonpayment and notice, of every kind with respect to this Note or any payment hereunder. No delay or omission on the part of SafeGuard in exercising any power, right, privilege or remedy under this Note shall operate as a waiver of such power, right, privilege or remedy or of any other power, right, privilege or remedy hereunder. It is agreed that the granting to TDA or any other party of an extension or renewal or extensions of the time for the payment or renewal of any sum or sums due hereunder or under any other instrument or for the performance of any covenant or stipulation thereof or the taking of security shall not in any way release or effect the liability of TDA on this Note.

5.     Assignment.  SafeGuard  shall have the right to sell, assign or otherwise
       ----------
transfer this Note, either in part or in its entirety, without TDA's consent. This Note may not be assigned by TDA without the prior written consent of SafeGuard or SafeGuard's successors, representatives or assigns.

6.     Successors and Assigns.  This Note and all of the covenants, promises and
       ----------------------
agreements contained in it, shall be binding on and inure to the benefit of the respective legal representatives, successors and assigns of SafeGuard and TDA.

7.     Modification.  This  Note  may  not  be  changed, modified, or terminated
       ------------
except by an agreement in writing signed by the parties or their successors and assigns.

8.     Severability.  If any provision of this Note, or the application of it to
       ------------
any party or circumstance, is held to be invalid, illegal or unenforceable, the remainder of this Note, and the application of such provision to other parties or circumstances, shall not be affected thereby, the provisions of this Note being severable in any such instance.

9.     Attorneys'  and  Other  Fees.  TDA  hereby  agrees  to  pay all costs and
       ----------------------------
expenses, including without limitation attorneys' fees and disbursements incurred by SafeGuard, or adjudged by a court, in connection with the collection or enforcement of this Note or any portion of this Note, whether or not a suit is filed. This provision is separate and severable and shall survive any merger of this Note into any judgment.


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10.     Notices.  Notice  to  either  party  provided  for in this Note shall be
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given by mailing such notice by certified mail, return receipt requested, to the addresses stated below or such other address as either party may hereafter specify in writing:

To TDA:                                       To SafeGuard:

Total Dental Administrators, Inc.             SafeGuard Health Enterprises, Inc.
969 East Murray Holladay Road, #4E            95 Enterprise
Salt Lake City, UT  84117                     Aliso Viejo, CA  92656
Attn:  Ms. Jane Ann Morrison,                 Attn:  Ronald I. Brendzel
       President and Chief Executive Officer         Senior Vice President and General
Fax:  (801) 268-9873                                 Counsel
                                              Fax:  (949) 425-4586

11.     Governing  Law.  This  Note  shall  be  interpreted  and  construed  in
        --------------
accordance with, and governed by, the internal laws and not the laws pertaining to conflicts or choice of law of the State of California. The exclusive forum for the determination of any action relating to the validity and enforceability hereof shall be either an appropriate court of said State or a court of the United States which includes said State within its territorial jurisdiction.


Executed  at  Salt  Lake  City,  Utah,  as  of  the  20th day of February, 2001.


TOTAL DENTAL ADMINISTRATORS, INC.,
a Utah corporation


By:    /s/  Jane Ann Morrison
       ----------------------
Name:  Jane Ann Morrison
Title: President and Chief Executive Officer


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